EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Fourth Quarter and Full Year 2020 Financial Results

Results for the Fourth Quarter of 2020 and Recent Updates:

  Net loss attributable to the company of $49.6 million, or $(1.43) per diluted share inclusive of $31.3 million of noncash losses consisting of $22.9 million related to the sale of certain assets and $8.4 million related to a valuation allowance on deferred tax assets
  Adjusted net loss attributable to the company of $18.3 million or $(0.53) per diluted share exclusive of noted adjustments
  Adjusted EBITDA of $9.4 million, exclusive of a noncash loss of $22.9 million related to the sale of certain assets
  Consolidated crush margin of $0.06 per gallon, $0.04 per gallon better than the prior year’s fourth quarter
  Acquisition of Fluid Quip Technologies LLC in partnership with Ospraie Management and BlackRock secures the cornerstone technology to help accelerate installation of Ultra-High Protein technology and expand renewable corn oil production across Green Plains’ platform, amplify production capabilities and further expand product offerings including deployment of Clean Sugar Technology to meet anticipated market demands
  Strong liquidity position, with cash, cash equivalents and restricted cash of $274.8 million and $332.0 million available under committed credit facilities
  Completed $125.0 million 5-year mezzanine note facility with BlackRock, fully funding transformation plan

Results for Full Year 2020:

  Net loss attributable to the company of $108.8 million, or $(3.14) per diluted share inclusive of $55.0 million of noncash losses consisting of $20.9 million related to the sale of certain assets, $24.1 million related to goodwill impairment and $10.0 million related to an additional valuation allowance on deferred tax assets
  Adjusted net loss attributable to the company of $53.8 million or $(1.55) per diluted share exclusive of noted adjustments
  Adjusted EBITDA of $36.7 million, exclusive of noncash losses of $20.9 million related to the sale of certain assets and $24.1 million related to goodwill impairment

OMAHA, Neb., Feb. 09, 2021 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the fourth quarter of 2020. Net loss attributable to the company was $49.6 million, or $(1.43) per diluted share. Adjusted net loss for the fourth quarter was $18.3 million or $(0.53) per diluted share, exclusive of a noncash loss on the sale of certain assets of $22.9 million and an additional valuation allowance on deferred tax assets of $8.4 million, compared with an adjusted net loss of $18.6 million, or $(0.53) per diluted share, for the same period in 2019. Revenues were $478.8 million for the fourth quarter of 2020 compared with $715.7 million for the same period last year.

“While this past year was full of challenging events, Greens Plains emerged in a stronger position than when we started, which is a testament to the resilience of our team and our platform as we were able to achieve positive production margins in 2020,” said Todd Becker, president and chief executive officer. “Our transformation plan is well under way, with a goal to achieve significantly higher recurring and predictable earnings streams by 2024 as we engineer and construct Fluid Quip’s MSC™ protein system across our asset base, which we expect to be completed in 2023. With the announcement of our partnership with BlackRock, our plan to transform our product mix, reduce our carbon footprint and ultimately increase shareholder value is now fully funded.”

“We have continued to realign our asset base in recent months, with the sale of our cattle business and Hereford facility and the announced sale of our Ord location,” added Becker. “This increases our flexibility to rapidly reallocate capital, and to utilize this liquidity to fund our transformation and demonstrate the true value of our platform to the market. At the end of the year, we had strong liquidity with $275 million of cash and have added to that through the BlackRock financing and anticipated closing of the Ord transaction, providing additional capital to execute our transformation plan across the entire platform.”

“Acquiring Fluid Quip is accelerating our process of creating an ag tech focused company producing strategic ingredients across a number of different verticals, from sustainable Ultra-High Protein and renewable corn oil to specialty alcohols and clean sugars, all of which are poised to reduce our carbon footprint and increase our earnings potential,” commented Becker. “Combining the Fluid Quip intellectual property portfolio with exclusive partnerships such as Novozymes and Hayashikane sets the stage for true transformation and innovation in a number of important markets, all while we are receiving immediate validation and feedback on our innovations through both our York Innovation Center and Shenandoah Aqualab.”

Green Plains expects to complete the previously announced Clean Sugar Technology™ (CST) production facility at the Green Plains York Innovation Center this quarter. This technology has the ability to produce both food and industrial grade glucose/dextrose. The company is active in over 40 CST dialogues or trials with customers in a wide range of industries including synthetic biology, food production, renewable chemicals and energy, and industrial biotechnology. Green Plains anticipates modifying one or more biorefineries to the CST system to meet anticipated future customer demands.

“As the world demands innovative, low carbon and sustainable feed, food and industrial solutions to supply a growing population without expanding land use, we stand ready to help meet that need. We recently received validation that the clean sugar produced from the Fluid Quip CST system has significantly lower carbon intensity than the same product produced at traditional wet mills, providing more confidence that this is a game changing technology. We are working to provide the raw materials such as protein, oil and sugar to create new sustainable products ranging from foods to renewable chemicals and are striving to further reduce our biorefinery carbon footprint toward a net zero future,” concluded Becker.

Full Year Highlights and Recent Updates

  On April 14, 2020, the company announced the successful startup of its Ultra-High Protein ingredient production facility and the first shipment of the product from its biorefinery in Shenandoah, Iowa.
  On August 4, 2020, the company announced it had executed an agreement through 2021 to supply high-grade alcohol to Reckitt Benckiser, the makers of Lysol, for use in their production of various disinfectants.
  On September 3, 2020, the company closed a $75.0 million 15 year term loan facility with MetLife Investment Management to finance the construction of Ultra-High Protein technology at Green Plains’ Shenandoah and Wood River facilities.
  On October 1, 2020, the company sold its remaining 50% joint venture interest in Green Plains Cattle Company LLC to a group of investment funds that include AGR Partners and StepStone Group, among others, for approximately $80.5 million, plus closing adjustments.
  On December 28, 2020, the company sold its ethanol plant located in Hereford, Texas to Hereford Ethanol Partners, L.P. for $39.0 million plus working capital and an earnout provision of up to $75.0 million related to certain value enhancement opportunities, including potential future earnings from Low Carbon Fuel Standard credits.
  On January 5, 2021, the company announced that through a joint transaction with Ospraie Management, it had acquired the majority interest in Fluid Quip Technologies LLC.
  On January 27, 2021 the company announced the sale of its ethanol plant located in Ord, Neb. to GreenAmerica Biofuels Ord LLC for $64.0 million plus working capital, with closing anticipated within 45 days.
  On February 9, 2021, the company announced that funds and accounts managed by BlackRock have invested in Fluid Quip Technologies LLC and the completion of a $125.0 million 5-year mezzanine facility.

Results of Operations
Green Plains sold 214.2 million gallons of ethanol during the fourth quarter of 2020, compared with 239.1 million gallons for the same period in 2019. The adjusted consolidated ethanol crush margin was $11.9 million, or $0.06 per gallon, for the fourth quarter of 2020, compared with $4.2 million, or $0.02 per gallon, for the same period in 2019. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil and Ultra-High Protein, plus intercompany storage, transportation, nonrecurring decommissioning costs and other fees, net of related expenses.

Consolidated revenues decreased $236.9 million for the three months ended December 31, 2020, compared with the same period in 2019, due primarily to lower production volumes of ethanol, distillers grains and corn oil and decreased trading revenues within our agribusiness and energy services segment.

Operating loss increased $19.9 million for the three months ended December 31, 2020, compared with the same period last year. Interest expense for the three months ended December 31, 2020, increased $1.8 million compared with the same period in 2019. Income tax benefit was $1.9 million for the three months ended December 31, 2020, compared with income tax expense of $19.5 million for the same period in 2019, primarily due to a larger valuation allowance recorded against deferred tax assets in the fourth quarter of 2019.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol, including industrial-grade alcohol, distillers grains, ultra-high protein and corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes food-grade corn oil and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Var.	2020	2019	% Var.
Revenues:
Ethanol production	$403,336	$494,532	(18.4)%	$1,502,581	$1,700,715	(11.7)%
Agribusiness and energy services	84,763	227,381	(62.7)	443,871	735,500	(39.7)
Food and ingredients	-	-	*	-	1,451	*
Partnership	21,311	20,321	4.9	83,345	82,387	1.2
Intersegment eliminations	(30,646)	(26,557)	15.4	(106,078)	(102,815)	3.2
	$478,764	$715,677	(33.1)%	$1,923,719	$2,417,238	(20.4)%
Gross margin:
Ethanol production	$(513)	$(7,201)	92.9%	$(4,754)	$(90,384)	94.7%
Agribusiness and energy services	14,688	17,460	(15.9)	34,464	39,274	(12.2)
Food and ingredients	-	-	*	-	(75)	*
Partnership	21,311	20,321	4.9	83,345	82,387	1.2
Intersegment eliminations	3,172	631	*	(1,499)	1,089	*
	$38,658	$31,211	23.9%	$111,556	$32,291	245.5%
Depreciation and amortization:
Ethanol production	$17,381	$16,749	3.8%	$67,956	$63,073	7.7%
Agribusiness and energy services	748	580	29.0	2,512	2,222	13.1
Partnership	939	694	35.3	3,806	3,441	10.6
Corporate activities	1,968	1,140	72.6	3,970	3,391	17.1
	$21,036	$19,163	9.8%	$78,244	$72,127	8.5%
Operating income (loss):
Ethanol production (1)	$(28,694)	$(31,209)	(8.1)%	$(129,618)	$(178,575)	(27.4)%
Agribusiness and energy services	8,566	13,593	(37.0)	15,773	22,777	(30.8)
Food and ingredients	-	-	*	-	(76)	*
Partnership	12,796	12,606	1.5	50,437	50,635	(0.4)
Intersegment eliminations	3,197	655	*	(1,400)	1,188	*
Corporate activities (2)	(30,660)	(10,567)	*	(57,888)	(38,519)	50.3
	$(34,795)	$(14,922)	133.2%	$(122,696)	$(142,570)	(13.9)%
Adjusted EBITDA:
Ethanol production (1)	$(11,280)	$(13,467)	(16.2)%	$(60,868)	$(114,494)	(46.8)%
Agribusiness and energy services	9,315	14,364	(35.2)	18,430	25,050	(26.4)
Food and ingredients	-	-	*	-	(76)	*
Partnership	13,911	13,471	3.3	54,907	54,853	0.1
Intersegment eliminations	3,197	655	*	(1,400)	1,188	*
Corporate activities (3)	(28,672)	(2,133)	*	(26,365)	(24,339)	8.3
EBITDA	(13,529)	12,890	*	(15,296)	(57,818)	(73.5)
EBITDA adjustments related to discontinued operations	-	-	*	-	17,703	*
Proportional share of EBITDA adjustments of equity method investees	44	3,147	(98.6)	7,093	4,974	42.6
Noncash goodwill impairment	-	-	*	24,091	-	*
Loss (gain) on sale of assets, net (4)	22,860	(4,799)	*	20,860	(4,799)	*
Adjusted EBITDA	$9,375	$11,238	(16.6)%	$36,748	$(39,940)	192.0%

(1) Includes $3.9 million pretax loss on sale of assets from the sale of the Hereford, Texas ethanol plant for both the three and twelve months ended December 31, 2020 and the goodwill impairment charge of $24.1 million for the twelve months ended December 31, 2020.
(2) Corporate activities includes the net pretax loss on sale of assets of $19.0 million and $17.0 million for the three and twelve months ended December 31, 2020, respectively, offset by earnings from equity method investments of $20.5 million for the twelve months ended December 31, 2020. Corporate activities includes earnings from equity method investments of $2.1 million for both the three and twelve months ended December 31, 2019.
(3) Corporate activities includes the net pretax loss on sale of assets of $19.0 million and $17.0 million for the three and twelve months ended December 31, 2020, respectively, offset by earnings from equity method investments of $20.5 million for the twelve months ended December 31, 2020. Corporate activities includes earnings from equity method investments of $2.1 million for both the three and twelve months ended December 31, 2019. Corporate activities includes the pretax gain on sale of assets of $4.8 million, which was recorded as other income (expense) on the consolidated statement of operations for both the three and twelve months ended December 31, 2019.
(4) The three and twelve months ended December 31, 2019 includes a gain reported in other income (expense).

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Var.	2020	2019	% Var.
Ethanol production
Ethanol sold (gallons)	214,203	239,087	(10.4)%	793,743	856,623	(7.3)%
Distillers grains sold (equivalent dried tons)	550	633	(13.1)	2,054	2,234	(8.1)
Corn oil sold (pounds)	60,817	63,441	(4.1)	213,818	212,071	0.8
Corn consumed (bushels)	74,276	83,444	(11.0)	275,351	298,178	(7.7)

Agribusiness and energy services
Domestic ethanol sold (gallons)	198,066	290,543	(31.8)	776,115	940,728	(17.5)
Export ethanol sold (gallons)	38,414	96,933	(60.4)	200,216	314,473	(36.3)
	236,480	387,476	(39.0)	976,331	1,255,201	(22.2)

Partnership
Storage and throughput (gallons)	215,110	240,092	(10.4)%	796,436	859,796	(7.4)%

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended December 31,		Three Months Ended December 31,
	2020	2019	2020	2019
			($ per gallon produced)

Ethanol production operating loss	$(28,694)	$(31,209)	$(0.13)	$(0.13)
Depreciation and amortization	17,381	16,749	0.08	0.07
Total adjusted ethanol production	(11,313)	(14,460)	(0.05)	(0.06)

Intercompany fees, net:
Storage and logistics (partnership)	13,147	12,560	0.06	0.05
Marketing and agribusiness fees (1) (agribusiness and energy services)	10,072	6,085	0.05	0.03
Consolidated ethanol crush margin	$11,906	$4,185	$0.06	$0.02

(1) For the three months ended December 31, 2020, includes the $3.9 million loss from the sale of the Hereford ethanol plant as well as certain nonrecurring decommissioning costs to third-parties of $1.3 million.

Liquidity and Capital Resources
On December 31, 2020, Green Plains had $274.8 million in total cash, cash equivalents and restricted cash, and $332.0 million available under committed credit facilities, which are subject to restrictions and other lending conditions. Total debt outstanding at December 31, 2020, was $526.2 million, including $139.6 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $97.7 million of debt related to Green Plains Partners, net of debt issuance costs.

Conference Call Information
On February 10, 2021, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss fourth quarter 2020 and full year financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 4376897. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at https://investor.gpreinc.com/events-presentations.

Non-GAAP Financial Measures
Management uses adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization excluding the change in right-of-use assets. Adjusted EBITDA includes adjustments related to operational results of Green Plains Cattle prior to its disposition which are recorded as discontinued operations, and our proportional share of EBITDA adjustments of our equity method investees, gains and losses related to the sale of assets, and noncash goodwill impairment. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

To supplement our condensed consolidated statements of operations presented in accordance with GAAP, the company has provided non-GAAP adjusted financial measures of operating results that exclude certain items. Net income and basic and diluted earnings per share attributable to Green Plains are presented as reported on a GAAP and non-GAAP basis related to the impact of gains and losses on the sale of assets, adjustments of deferred tax assets due to valuation allowance and noncash goodwill impairment. Management believes including these additional measures may enhance the investor’s overall understanding of the company’s ongoing operations. These measures should not be considered alternatives to net income, segment operating income or basic and diluted earnings per share, which are determined in accordance with GAAP.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.9% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: disruption caused by health epidemics, such as the coronavirus outbreak, competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or to achieve anticipated savings from Project 24 and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	December 31,
	2020	2019
ASSETS	(unaudited)

Current assets
Cash and cash equivalents	$233,860	$245,977
Restricted cash	40,950	23,919
Accounts receivable, net	55,568	107,183
Income tax receivable	661	6,216
Inventories	269,491	252,992
Other current assets	41,823	31,626
Total current assets	642,353	667,913
Property and equipment, net	801,690	827,271
Operating lease right-of-use assets	61,883	52,476
Investment in equity method investees	3,994	68,998
Other assets	68,997	81,560
Total assets	$1,578,917	$1,698,218

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$140,058	$156,693
Accrued and other liabilities	38,471	39,384
Derivative financial instruments	20,265	8,721
Current operating lease liabilities	14,902	16,626
Short-term notes payable and other borrowings	140,808	187,812
Current maturities of long-term debt	98,052	132,555
Total current liabilities	452,556	541,791
Long-term debt	287,299	243,990
Long-term operating lease liabilities	49,549	38,314
Other liabilities	12,849	8,837
Total liabilities	802,253	832,932

Stockholders' equity
Total Green Plains stockholders' equity	646,852	751,905
Noncontrolling interests	129,812	113,381
Total liabilities and stockholders' equity	$1,578,917	$1,698,218

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Var.	2020	2019	% Var.
Revenues
Product	$477,636	$714,136	(33.1)%	$1,918,884	$2,410,382	(20.4)%
Services	1,128	1,541	(26.8)	4,835	6,856	(29.5)
Total revenues	478,764	715,677	(33.1)	1,923,719	2,417,238	(20.4)
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	440,106	684,466	(35.7)	1,812,163	2,384,947	(24.0)
Operations and maintenance	6,715	6,343	5.9	26,125	25,657	1.8
Selling, general and administrative	22,842	20,627	10.7	84,932	77,077	10.2
Loss on sale of assets, net	22,860	-	*	20,860	-	*
Goodwill impairment	-	-	*	24,091	-	*
Depreciation and amortization	21,036	19,163	9.8	78,244	72,127	8.5
Total costs and expenses	513,559	730,599	(29.7)	2,046,415	2,559,808	(20.1)
Operating loss from continuing operations	(34,795)	(14,922)	133.2	(122,696)	(142,570)	(13.9)
Other income (expense)
Interest income	16	1,520	(98.9)	659	4,333	(84.8)
Interest expense	(10,457)	(8,672)	20.6	(39,993)	(40,200)	(0.5)
Other, net	38	4,866	(99.2)	900	5,495	(83.6)
Total other expense	(10,403)	(2,286)	*	(38,434)	(30,372)	26.5
Loss from continuing operations before income taxes and income from equity method investees	(45,198)	(17,208)	162.7	(161,130)	(172,942)	(6.8)
Income tax benefit (expense)	1,922	(19,514)	*	50,383	21,316	136.4
Income from equity method investees, net of income taxes	176	2,263	(92.2)	21,093	2,797	*
Net loss from continuing operations including noncontrolling interest	(43,100)	(34,459)	25.1	(89,654)	(148,829)	(39.8)
Net income from discontinued operations, net of income taxes	-	-	*	-	829	*
Net loss	(43,100)	(34,459)	25.1	(89,654)	(148,000)	(39.4)
Net income attributable to noncontrolling interests	6,530	5,290	23.4	19,121	18,860	1.4
Net loss attributable to Green Plains	$(49,630)	$(39,749)	24.9%	$(108,775)	$(166,860)	(34.8)%

Earnings (loss) per share - basic and diluted:
Net loss from continuing operations	$(1.43)	$(1.13)		$(3.14)	$(4.40)
Net income from discontinued operations	-	-		-	0.02
Net loss attributable to Green Plains	$(1.43)	$(1.13)		$(3.14)	$(4.38)

Weighted average shares outstanding:
Basic	34,629	35,202		34,631	38,111
Diluted	34,629	35,202		34,631	38,111

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss from continuing operations including noncontrolling interest	$(89,654)	$(148,829)
Net income from discontinued operations, net of income taxes	-	829
Net loss	(89,654)	(148,000)
Noncash operating adjustments:
Depreciation and amortization	78,244	72,127
Deferred income taxes	(13,336)	(17,252)
Loss (gain) on disposal of assets, net	21,464	(3,680)
Goodwill impairment	24,091	-
Other	37,232	27,259
Net change in working capital	40,854	42,545
Net cash provided by (used in) operating activities - continuing operations	98,895	(27,001)
Net cash provided by operating activities - discontinued operations	-	17,469
Net cash provided by (used in) operating activities	98,895	(9,532)

Cash flows from investing activities:
Purchases of property and equipment, net	(110,579)	(75,481)
Proceeds from the sale of assets	39,952	3,469
Proceeds from sale of discontinued operations, net of cash divested	-	76,884
Disposition of equity method investees	80,500	29,721
Acquisition of businesses, net of cash acquired	(21,325)	-
Other investing activities	-	220
Net cash provided by (used in) investing activities - continuing operations	(11,452)	34,813
Net cash used in investing activities - discontinued operations	-	(4,169)
Net cash provided by (used in) investing activities	(11,452)	30,644

Cash flows from financing activities:
Net proceeds - long-term debt	20,013	112,008
Net payments - short-term borrowings	(76,227)	(38,306)
Payment for repurchase of common stock	(11,479)	(61,646)
Other	(14,836)	(31,003)
Net cash used in financing activities - continuing operations	(82,529)	(18,947)
Net cash used in financing activities - discontinued operations	-	(50,464)
Net cash used in financing activities	(82,529)	(69,411)

Net change in cash, cash equivalents and restricted cash	4,914	(48,299)
Cash, cash equivalents and restricted cash, beginning of period	269,896	283,284
Discontinued operations cash activity included above:
Add: Cash balance included in current assets of discontinued operations at beginning of period	-	34,911
Cash, cash equivalents and restricted cash, end of period	$274,810	$269,896

Continued

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

Continued
	Twelve Months Ended December 31,
	2020	2019

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$233,860	$245,977
Restricted cash	40,950	23,919
Total cash, cash equivalents and restricted cash	$274,810	$269,896

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net loss from continuing operations including noncontrolling interest	$(43,100)	$(34,459)	$(89,654)	$(148,829)
Interest expense	10,457	8,672	39,993	40,200
Income tax expense (benefit), net of equity method income tax expense	(1,922)	19,514	(43,879)	(21,316)
Depreciation and amortization (1)	21,036	19,163	78,244	72,127
EBITDA	(13,529)	12,890	(15,296)	(57,818)
EBITDA adjustments related to discontinued operations	-	-	-	17,703
Proportional share of EBITDA adjustments of equity method investees	44	3,147	7,093	4,974
Noncash goodwill impairment	-	-	24,091	-
Loss (gain) on sale of assets, net (2)	22,860	(4,799)	20,860	(4,799)
Adjusted EBITDA	$9,375	$11,238	$36,748	$(39,940)

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(2) The three and twelve months ended December 31, 2019 includes a gain reported in other income (expense).

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP ADJUSTED FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP:
Net loss from continuing operations	$(49,630)	$(39,749)	$(108,775)	$(167,689)
Net income from discontinued operations	-	-	-	829
Net loss attributable to Green Plains	$(49,630)	$(39,749)	$(108,775)	$(166,860)

Non-GAAP adjustments to net loss from continuing operations:
Loss (gain) on sale of assets, net	$22,860	$(4,799)	$20,860	$(4,799)
Goodwill impairment	-	-	24,091	-
Adjustment of deferred tax assets due to valuation allowance	8,460	25,924	9,999	25,924
Total non-GAAP adjustments to net loss from continuing operations	$31,320	$21,125	$54,950	$21,125

Non-GAAP:
Adjusted net loss from continuing operations	$(18,310)	$(18,624)	$(53,825)	$(146,564)
Net income from discontinued operations	-	-	-	829
Adjusted net loss attributable to Green Plains	$(18,310)	$(18,624)	$(53,825)	$(145,735)

Weighted average shares outstanding - basic and diluted	34,629	35,202	34,631	38,111

GAAP earnings (loss) per share - basic and diluted:
Net loss from continuing operations	$(1.43)	$(1.13)	$(3.14)	$(4.40)
Net income from discontinued operations	-	-	-	0.02
Net loss attributable to Green Plains	$(1.43)	$(1.13)	$(3.14)	$(4.38)

Non-GAAP adjustments per share:
Adjustment to net loss from continuing operations	$0.90	$0.60	$1.59	$0.55
Adjustment to net income from discontinued operations	-	-	-	-
Adjustment to net loss attributable to Green Plains	$0.90	$0.60	$1.59	$0.55

Non-GAAP earnings (loss) per share - basic and diluted:
Adjusted net loss from continuing operations	$(0.53)	$(0.53)	$(1.55)	$(3.85)
Net income from discontinued operations	-	-	-	0.02
Adjusted net loss attributable to Green Plains	$(0.53)	$(0.53)	$(1.55)	$(3.83)

Green Plains Inc. Contacts
Investors: Phil Boggs | Senior Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Leighton Eusebio | Manager, Public Relations | 402.952.4971 | leighton.eusebio@gpreinc.com